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                              EMPLOYMENT AGREEMENT




Exhibit 10-43
-------------

Employment Agreement
Craig Bass

     This Employment Agreement, made this 1st day of June, 2000 by and between Federation of Associated Health Systems, Inc. a Texas Corporation with its offices and principal place of business at.314 E. Commerce Street, Suite 400, San Antonio, Texas 78205, (hereinafter referred to as the "Corporation") and Craig Bass (hereinafter referred to as the `Employee").

     Whereas, Corporation desires to employ Employee as President of the Corporation under the terms and conditions set forth herein and Employee desires to be so employed.

     NOW Therefore, the Parties agree as follows:

I.   EMPLOYMENT:

     Corporation agrees to employ Employee, and Employee agrees to be so employed in the capacity and with the title of President during the term of this Employment Agreement ("Agreement").

          a. Employment shall be for a term of three (3) years commencing on June I, 2000.

          b. Unless the Employee shall have received written notification from the Board of Directors of the Corporation that this Employment Agreement will not be renewed at least one hundred twenty (120) days prior to its expiration, then this Agreement shall be extended for additional terms of one (1) year each, without further formalities on the same terms and conditions and as if this Agreement, adjusted for increased salary levels, had just become effective.

2.   DUTIES:

          a. Employee shall serve as the Chairman & CEO. In that capacity, Employee shall do and perform all services, acts, or Things necessary or advisable to fulfill the duties of a President.

          b. Employee agrees that to the best of his ability and experience, he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

          c. During the term of this Agreement, the Employee shall have full day-to-day operational control of the business. Paramount shall provide all accounting and banking. The Employee shall report to the Chairman and CEO of the Corporation and the Board of Directors of the Company. The President of Paramount and with the vote of the Board of the Company, may remove the employee only in the event of the following: "Poor performance of the Company based on projections prepared by the Corporation and budget as well as items listed under section 11, a, band c.

3.   EXTENT OF SERVICE:

     The Employee shall devote substantially his entire working time, attention and energies to The Employer's business and shall not during the ten of this Agreement be engaged in any employment activities, undertake to work for compensation or accept employment with another entity for gain, profit or other pecuniary advantage. However, the Employee may invest his assets in such form or manner as will not require his service in the operation of the affairs of the companies in which such investments are made.


4.   COMPENSATION:

     Base Salary -- Effective on the date hereof, Corporation shall pay to Employee as base salary for his services, the sun, of one thousand dollars (S 1,000) per year Base salary due to the Employee shall be paid monthly.
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                              EMPLOYMENT AGREEMENT


5.   ADDITIONAL COMPENSATION:

     To be determined.

     To be determined.

6.   STOCK OPTION:

     The Employee shall participate in failure stock option plans as approved by the Board of Carnegie which plans shall be consistent with those of similarly situated officers of subsidiaries of Carnegie.

7.   BENEFITS:

     a. The Employee shall be entitled to benefits as provided by the Carnegie senior executives of subsidiaries of Carnegie both as of the date of this Agreement as well as any additional employee benefits which may be awarded or offered during the term oft his Agreement.

     b. The Corporation shall pay premiums on health insurance (medical and dental) for the Employee and his spouse, consistent with the policies provided to other Executives of subsidiaries of Carnegie.

     c. Employee shall be entitled to such paid vacation and sick days as approved by the Board of Directors.

6.   EXPENSES:

     Reimbursement: The Corporation shall reimburse Employee for all reasonable and necessary expenses in carrying out his duties under this Agreement except for expenses relating to the maintenance of an automobile as those expenses are encompassed in Paragraph P. 0 of this Agreement. In any event, Employee shall present to the Corporation from time to time an itemized account of such expenses in any ton, required by the Corporation.

9.   AUTOMOBILE:

     The Corporation shall provide the Employee with an automobile allowance of per month, from which Employee is to pay any purchase or lease payment, maintenance, insurance, gas, oil and repairs.

10.  TERMINATION BY THE CORPORATION:

     This Agreement may be terminated by the Corporation for the following reasons:

     a. For Cause: Corporation may terminate this Agreement for cause because of Employee's gross negligence or intentional failure to perform the Employee's duties.

     b. Disability: Corporation shall have the right to terminate this Agreement on thirty (30) days notice to Employee if, because of mental or physical disability Employee shall be determined by competent medical authority to be incapable for a period of ninety (90) days from frilly performing substantially all of his obligations of his position within the Corporation. In this event Corporation's obligations under this Agreement shall terminate fifty-two (52) weeks after the onset of such disability.

It.  TERMINATION BY THE EMPLOYEE:

     This Agreement may be terminated for cause at any time by the Employee, or terminated without cause by the Employee at any time after either renewal of this Agreement as provided in Section 2 of this Agreement upon at least sixty
(60) days' mitten notice to the Employer. The Employee's exercise of his termination rights hereunder shall not affect the Employee's entitlement to all salary and other benefits of employment or of this Agreement up to the effective date of such termination.

12.  INDEMNITY:
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     Corporation shall indemnify Employee and hold him harmless for all acts or decisions made by him in good faith while performing services for the Corporation. Corporation shall use its best efforts to obtain insurance coverage for the Employee covering his acts or decisions during the term of his employment against lawsuits; but the Corporation's failure to obtain such insurance shall not limit its obligations to the Employee under this paragraph. Corporation shall pay all expenses including reasonable fees and related disbursements of attorneys and of other professionals actually and necessarily incurred by Employee in connection with the defense of such actor decision in any threatened or actual suit or proceeding and/or in connection with any related appeal including the cost of settlement and/or in connection with the Employee's involvement as an actual or prospective witness in any company-related litigation and/or enforcing the Employee's rights under this Agreement in the face of actual or threatened breach or default by the Corporation.

13.  DISCLOSURE OF CONFIDENTIAL INFORMATION:

     The employee acknowledges that he will have access to significant amounts of confidential information of Employer and its Parent Company, Carnegie International Corporation and affiliates of Carnegie, including such information as lists of customers, sources of supply, production information, product information, service information, formulas, computer programs and development ideas related thereto, work in progress, trade secrets technical information, acquired by Employee from Employer or Carnegie from the inspection of Employer's or Carnegie's property, confidential information disclosed to Employee by third panics, and all documents, things and record bearing media disclosing or containing the aforegoing information, including any confidential materials prepared by the parties hereto which contain or otherwise relate to such information concerning the Employer's and/or Carnegie's (including affiliates of Carnegie) financial, intellectual, technical and commercial information (collectively hereafter referred to as Confidential information) shall be and remain confidential. The Employee will not during or after the ten, of this employment, disclose the Confidential Information or any part thereto to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach byte Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the Confidential Information, or from rendering any services in connection with the telecommunications industry to any person, corporation, association, or other entity to whom such Confidential Information, in whole or in part has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer or Carnegie from pursuing any of the remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee. The Employee shall be responsible to Employer and Carnegie for reasonable attorneys fees and costs incurred in connection with the enforcement of this provision should a Court of competent jurisdiction rule in favor of Employer or Carnegie in connection with a cause of action brought for enforcement of said provision.

14.  RESTRICTIVE COVENANTS:

     In consideration of the compensation reflected herein as well as the consideration securities to be received by the Employee, for a period of three
(3) years, after the termination or expiration of this Agreement and any extension thereof, the Employee will not within the, geographical customer market of North, America, including Canada Latin America, and Mexico; and/or any other country in which the Company is doing business or activity pursuing business leads at the time of Employee's termination or expiration of the Agreement, directly or indirectly, own manage, operate, control, be employed by or participate in any business that competes with and or sells similar products and or services as the business conducted by the Employer at the time of the termination of this Agreement. In the event of the Employee's actual or threatened breach of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee therefrom. Nothing shall be construed as prohibiting the Employer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from the Employee. The Employee acknowledges that the restrictions set forth in the Agreement are reasonable as to territory and scope in light of the technological nature of the Company's business.

15.  UNIQUENESS OF EMPLOYEE'S SERVICES:
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          Employee hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore, expressly agrees that Employer, in addition to any other rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this agreement by Employee.

     16.  NOTICES:

          All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the panics at the following addresses or to such other addresses as either may from time to time designate in wilting to the other party


If to the

Corporation:           Federation of Associated Health Systems, Inc. do
                       Paramount International Telecommunications, Inc. 2540
                       Fortune Way Vista, California 92083


With a Copy to its Parent Corporation:  Carnegie International Corp.
                                   Executive Plaza2a III
                                      Suite 1001
                                   11350 McCormick Road
                                   Hunt Valley, Maryland 21031
and

If to Employee:        Craig Bass
                       314 B. Commerce, Suite 400
                       San Antonio, Texas 78205

     17. GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland and.

     I8. JURISDICTION: SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, County of Baltimore, or Wit has or can acquire jurisdiction, in the United States District Court for the District of Maryland (Northern Division), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) hi any such action or proceedings and waivers any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     19. ENTIRE CONTRACT:

          This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement supersedes any prior executed Employment Agreement between the Company and the Employee.

     20. AMENDMENT OR MODIFICATION:

          This Agreement may be amended or modified only in writing, signed by both parties an original.

     21.  HEADINGS:

          Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
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     22. COUNTERPARTS:

          This Agreement may be executed in two or more counterparts,parts, each of which shall be deemed


     23. BINDING EFFECT:

          The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors an assigns.

     IN WITNESS WHEREOF, Corporation has by its appropriate Officer, signed and affixed its seal and Employee has signed and sealed this Agreement as of the date first above written.

                                  CORPORATION:
      ATTEST:                     Federation of Associated Health Systems, Inc.


                                  By: /s/ Michael Eberle
                                  Director


                                    EMPLOYEE:

                                    By:  /s/ Craig Bass
                                                      (SEAL)